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                                                                  EXHIBIT (d)(5)

                   Distribution Agreement dated May 31, 1997.
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                              PRIME INCOME TRUST

                            DISTRIBUTION AGREEMENT

   AGREEMENT made as of this 31st day of May, 1997 between Prime Income Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Dean Witter Distributors Inc., a Delaware corporation (the "Distributor"), and Dean Witter
InterCapital Inc., a Delaware corporation (the "Adviser").

                             W I T N E S S E T H:

   WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified closed-end investment company and it is in the interest of the Fund to offer its shares of beneficial interest, par value $.01 per share (the "Shares"), for sale continuously; and

   WHEREAS, the Fund and the Distributor wish to enter into an agreement with one another with respect to the continuous offering of the Shares in order to promote the growth of the Fund and facilitate the distribution of its Shares, and

   WHEREAS, the Adviser is the investment adviser to the Fund and is registered as an investment adviser under the Investment Advisers Act of 1940.

   NOW, THEREFORE, the parties agree as follows:

   SECTION 1. APPOINTMENT OF THE DISTRIBUTOR. (a) The Fund hereby appoints the Distributor as the principal underwriter of the Fund to sell Shares to the public on the terms set forth in this Agreement and the Fund's prospectus and the Distributor hereby accepts such appointment and agrees to act hereunder. The Fund, during the term of this Agreement, shall sell Shares to the Distributor upon the terms and conditions set forth herein.

   (b) The Distributor agrees to purchase Shares, as principal for its own account, from the Fund and to sell Shares as principal to investors and securities dealers, including Dean Witter Reynolds Inc. ("DWR"), an affiliate of the Distributor and the Adviser, upon the terms described herein and in the Fund's prospectus (the "Prospectus") included in the Fund's registration statement (the "Registration Statement") most recently filed from time to time with the Securities and Exchange Commission (the "SEC") and effective under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act or as said Prospectus may be otherwise amended or supplemented and filed with the SEC pursuant to Rule 497 under the 1933 Act.

   (c) The Distributor agrees not to make a secondary market in the Shares or purchase or hold Shares in inventory for purposes of resale and pursuant to the terms of selected dealer agreements referred to in Section 7 below, selected dealers will similarly agree.

   SECTION 2. EXCLUSIVE NATURE OF DUTIES. The Distributor shall be the exclusive principal underwriter and distributor of the Fund, except that the exclusive rights granted to the Distributor to sell the Shares shall not apply to Shares issued by the Fund: (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund; or (ii) pursuant to reinvestment of dividends or capital gains distributions.

   SECTION 3. PURCHASE OF SHARES FROM THE FUND. (a) The Distributor shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill unconditional orders for Shares placed with the Distributor by investors and securities dealers. The price which the Distributor shall pay for the Shares so purchased from the Fund shall be the net asset value, determined as set forth in the Prospectus used in determining the public offering price on which such orders were based.

   (b) The Shares are to be resold by the Distributor at the public offering price, as set forth in the Prospectus to investors or to securities dealers including DWR, who have entered into selected dealer agreements with the Distributor pursuant to Section 7 ("Selected Dealers").

   (c) The Adviser shall pay, or cause an affiliate to pay, the Distributor a fee equal to 2.75% of the per share net asset value, determined as set forth in the Prospectus, of Shares purchased from the Fund and

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sold by the Distributor in the continuous offering. Pursuant to the selected dealer agreements referred to in Section 7 below, the Distributor shall pay Selected Dealers any amounts due to them in connection with the sale of Shares in the continuous offering. If Shares remain outstanding after one year from the date of their initial purchase, the Adviser will compensate, or cause an affiliate to compensate, the Distributor and Selected Dealers at an annual rate, paid annually, equal to 0.10% of the value of Shares sold by the Distributor or selected dealers and remaining outstanding. The 0.10% fee referred to in the preceding sentence will begin accruing after one year from the date of initial purchase of the Shares. The compensation paid to the Distributor and Selected Dealers under this Section 3(c) and the early withdrawal charge, if any, referred to in Section 4(a) will not in the aggregate exceed the applicable limit (currently 7.25%) as determined from time to time by the Association of the National Association of Securities Dealers, Inc. (the "NASD").

   (d) The Fund shall have the right to suspend the sale of the Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by federal or New York authorities, if such suspension is required in order to comply with the rules and regulations of the SEC, including Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), if such suspension is required in response to general market conditions in the portfolio securities of the Fund, or if there shall have been some other event which, in the judgment of the Fund, makes it impracticable or inadvisable to sell the Shares.

   (e) The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept orders for the purchase of Shares. The Distributor will confirm orders upon their receipt, and the Fund (or its agent) upon receipt of payment therefor and instructions will deliver share certificates for such Shares or a statement confirming the issuance of Shares. Payment shall be made to the Fund in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

   (f) With respect to Shares sold by any Selected Dealer, the Distributor is authorized to direct the Fund's transfer agent to receive instructions directly from the Selected Dealer on behalf of the Distributor as to registration of Shares in the names of investors and to confirm issuance of the Shares to such investors. The Distributor is also authorized to instruct the transfer agent to receive payment directly from the Selected Dealer on behalf of the Distributor, for prompt transmittal to the Fund's custodian, of the purchase price of the Shares. In such event the Distributor shall obtain from the Selected Dealer and maintain a record of such registration instructions and payments.

   SECTION 4. REPURCHASE OF SHARES BY THE FUND. (a) Any of the outstanding Shares may be tendered for repurchase pursuant to a tender offer made by the Fund, and the Fund agrees to repurchase the Shares so tendered in accordance with the requirements of the 1934 Act and the rules and regulations thereunder and the applicable tender offer provisions set forth in the Prospectus of the Fund. The price to be paid to repurchase the Shares shall be equal to the net asset value, determined as set forth in the Prospectus, less the early withdrawal charge, if any, as described in the Prospectus. All payments by the Fund hereunder shall be made in the manner set forth below.

   The Fund shall pay the total amount of the repurchase price as defined in the above paragraph pursuant to the instructions of the Distributor or return the tendered shares promptly following the termination or withdrawal of the tender offer.

   The proceeds of any repurchase of shares shall be paid by the Fund as follows: (i) any applicable early withdrawal charge shall be paid to the Adviser and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provisions of the Prospectus.

   (b) Repurchases of Shares pursuant to a tender offer or payment may be suspended at such times as may be determined by the Board of Trustees of the Fund as set forth in the Prospectus including, without limitation, in order to comply with Rule 10b-6 under the 1934 Act.

   (c) With respect to Shares tendered for redemption or repurchase by any Selected Dealer on behalf of its customers, the Distributor is authorized to instruct the transfer agent of the Fund to accept orders

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for redemption or repurchase directly from the Selected Dealer on behalf of the Distributor and to instruct the Fund to transmit payments for such redemptions and repurchases directly to the Selected Dealer on behalf of the Distributor for the account of the shareholder. The Distributor shall obtain from the Selected Dealer, and shall maintain, a record of such orders. The Distributor is further authorized to obtain from the Fund, and shall maintain, a record of payments made directly to the Selected Dealer on behalf of the Distributor.

   SECTION 5. DUTIES OF THE FUND. (a) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the Shares, including one certified copy, upon request by the Distributor, of all financial statements prepared by the Fund and examined by independent accountants. The Fund shall, at the expense of the Distributor, make available to the Distributor such number of copies of the Prospectus as the Distributor shall reasonably request.

   (b) The Fund shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to register Shares under the 1933 Act, to the end that there will be available for sale such number of Shares as investors may reasonably be expected to purchase.

   (c) The Fund shall use its best efforts to pay the filing fees for an appropriate number of the Shares for sale under the securities laws of such states as the Distributor and the Fund may approve. Any qualification to sell its Shares in a state may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 8(c) hereof, such filing fees shall be borne by the Fund. The Distributor shall furnish any information and other material relating to its affairs and activities as may be required by the Fund in connection with the sale of its Shares in any state.

   (d) The Fund shall, at the expense of the Distributor, furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports by the Fund.

   SECTION 6. DUTIES OF THE DISTRIBUTOR. (a) The Distributor shall sell Shares of the Fund through DWR and may sell Shares through other securities dealers and its own Account Executives and shall devote reasonable time and effort to promote and sell any specific number of Shares. The services of the Distributor hereunder are not exclusive and it is understood that the Distributor may act as principal underwriter for other registered investment companies so long as the performance of its obligations hereunder is not impaired hereby. It is also understood that Selected Dealers, including DWR, may also sell shares for other registered investment companies.

   (b) Neither the Distributor nor any Selected Dealers shall give any information or make any representations, other than those contained in the Registration Statement or related Prospectus and any sales literature specifically approved by the Fund.

   (c) The Distributor agrees that it will comply with the applicable terms and limitations of the Rules of the NASD.

   SECTION 7. SELECTED DEALER AGREEMENTS. (a) The Distributor shall have the right to enter into selected dealer agreements with Securities Dealers for the sale of the Shares; provided, that the Fund shall approve the forms of agreements with dealers. Shares sold to Selected Dealers shall be for resale by such dealers only at the public offering price as set forth in the Prospectus.

   (b) Within the United States, the Distributor shall offer and sell shares only to Selected Dealers that are members in good standing of the NASD.

   (c) The Distributor shall adopt and follow procedures, as approved by the Fund, for the confirmation of sales of Shares to investors and Selected Dealers, the collection of amounts payable by investors and Selected Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

   SECTION 8. PAYMENT OF EXPENSES. (a) The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement including the payment to Selected Dealers

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of any sales commissions for sales of the Fund's Shares (except such expenses as are specifically undertaken herein by the Fund). It is understood and agreed that any expenses incurred by the Distributor hereunder may be paid from amounts received by it from the Adviser pursuant to Section 3(c) hereof.

   (b) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of legal counsel including counsel to the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund or the Distributor, and independent accountants, in connection with the preparation and filing of any required Registration Statements and Prospectuses and all amendments and supplements thereto, and the expenses of preparing, printing, mailing and otherwise distributing prospectuses and statements of additional information, annual or interim reports or proxy materials to shareholders.

   (c) The Fund shall pay the filing fees, and, if necessary or advisable in connection therewith, bear the cost and expense of qualifying the Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing to offer Shares therein until the Fund decides to discontinue selling Shares pursuant to Section 5(c) hereof.

   SECTION 9. INDEMNIFICATION. (a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act, or on any other statute or at common law, on the ground that the Registration Statement or related Prospectus, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense or if it so elects, to assume the defense, of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of the Shares.

   (b) (i) The Distributor shall indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or

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expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the Registration Statement or related Prospectus, as from time to time may be amended, or the annual or interim reports to shareholders.

   (b)(ii) The Distributor shall indemnify and hold harmless the Fund and the Fund's transfer agent, individually and in its capacity as the Fund's transfer agent, from and against any claims, damages and liabilities which arise as a result of actions taken pursuant to instructions from, or on behalf of, the Distributor to: (1) redeem all or a part of shareholder accounts in the Fund pursuant to Section 4(c) hereof and pay the proceeds to, or as directed by, the Distributor for the account of each shareholder whose Shares are so redeemed and (2) register Shares in the names of investors, confirm the issuance thereof and receive payment therefor pursuant to Section 3(f).

   (b)(iii) In case any action shall be brought against the Fund or any person so indemnified by this subsection 9(b) in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

   (c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and the Distributor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Fund on the one hand and the Distributor on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total compensation received by the Distributor, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and the Distributor agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), the Distributor shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by it to the public were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   SECTION 10. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of the date first above written and shall remain in force until April 30, 1998 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, cast in person or by proxy, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting upon such approval.

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   This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Fund, by a majority of the Trustees of the Fund who are not interested persons of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment. The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

   SECTION 11. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

   SECTION 12. GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of New York and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

   SECTION 13. PERSONAL LIABILITY. The Declaration of Trust establishing Prime Income Trust, under the name "Allstate Prime Income Trust," dated August 17, 1989, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Allstate Prime Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Prime Income Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Prime Income Trust, but the Trust Estate only shall be liable.

   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written in New York, New York.

                                          PRIME INCOME TRUST

                                          By:
                                             -----------------------------------
                                                 (Authorized Signature)

                                          DEAN WITTER INTERCAPITAL INC.

                                          By:
                                             -----------------------------------
                                                 (Authorized Signature)

                                          DEAN WITTER DISTRIBUTORS INC.

                                          By:
                                             -----------------------------------
                                                 (Authorized Signature)

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